AGREEMENT made as of the 16th day of October, 2000.

BETWEEN : **JUNIOR ACTIVE DESIGNS INC.** , 111 Chabanel Street West, Suite 601, Montreal, Quebec H2N 1C8,

(the "**Employer**"),

AND : **GEORGES METRAKOS**, P.O. Box 274, Station NDG, Notre Dame de Grace, Quebec H4A 3P6,

(the "**Employee**").

WHEREAS the Employer desires to employ the Employee, and the Employee desires to be employed by the Employer and to acquire knowledge of apparatuses or of processes used by the Employer or its affiliated companies with respect to Wal-Mart's "Retail Link" information exchange system (the "**Project**"); and

WHEREAS the Employee may devote time and services while employed by the Employer to inventions, discoveries or improvement of products, apparatuses or processes related to the Project.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which each party hereby acknowledges, the parties agree as follows:

1. The Employer agrees that all rights, title and interest in and to any and all inventions, improvements, and discoveries, processes, know-how and trade secrets related to the Project acquired by the Employee during the course of his employment with the Employer (the "**Intellectual Property**"), shall be the exclusive property of the Employee.

2. The Employee shall have all rights, title, and interest in and to the use of the Intellectual Property personally or through his affiliate companies, such as Metratech Retail Systems Inc. and/or Metratech Business Solutions Inc., during and after the termination of his employment with the Employer.

3. The Employee shall have the right to file any copyright or patent applications in connection with the improvements, inventions and discoveries related to the Project or Intellectual Property made by him in the course of his employment with the Employer.

4. This Agreement may not be modified or amended in whole or in part without the mutual written consent of both parties.

5. This Agreement shall bind the parties, their heirs, executors, administrators, successors and assigns and shall be governed by and construed in accordance with the laws of the Province of Quebec and the laws of Canada applicable therein.

6. The parties hereto have requested that this Agreement be drafted in the English language. Par les présentes les parties déclarent avoir exigé que le présent contrat soit rédigé en langue anglaise seulement.

EXECUTED BY THE PARTIES as of the day and year first set forth above.

JUNIOR ACTIVE DESIGNS INC.

Per: ______________________

____

GEORGES METRAKOS